LIST OF FUNDS

AMENDED SCHEDULE TO THE MASTER CUSTODIAN AGREEMENT

BETWEEN

CERTAIN OPEN-END MANAGEMENT INVESTMENT COMPANIES ("FUNDS")

AND STATE STREET BANK AND TRUST COMPANY

The following is a list of Funds and their Series for which the Custodian serves under an Amended Master Custodian Agreement dated as of September 23, 2010 (the "Agreement"):

The following series of VANGUARD CALIFORNIA TAX-FREE FUNDS
Vanguard California Intermediate-Term Tax-Exempt Fund
Vanguard California Long-Term Tax-Exempt Fund
Vanguard California Tax-Exempt Money Market Fund

The following series of VANGUARD CMT FUNDS
Vanguard Municipal Cash Management Fund

The following series of VANGUARD CONVERTIBLE SECURITIES FUND
Vanguard Convertible Securities Fund

The following series of VANGUARD INSTITUTIONAL INDEX FUNDS
Vanguard Institutional Index Fund

The following series of VANGUARD MALVERN FUNDS
Vanguard Institutional Intermediate-Term Bond Fund
Vanguard Institutional Short-Term Bond Fund

The following series of VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS
Vanguard Massachusetts Tax-Exempt Fund

The following series of VANGUARD MUNICIPAL BOND FUNDS
Vanguard High-Yield Tax-Exempt Fund
Vanguard Intermediate-Term Tax-Exempt Fund
Vanguard Limited-Term Tax-Exempt Fund
Vanguard Long-Term Tax-Exempt Fund
Vanguard Short-Term Tax-Exempt Fund
Vanguard Tax-Exempt Money Market Fund
Vanguard Tax-Exempt Bond Index Fund

The following series of VANGUARD NEW JERSEY TAX-FREE FUNDS
Vanguard New Jersey Long-Term Tax-Exempt Fund
Vanguard New Jersey Tax-Exempt Money Market Fund

The following series of VANGUARD NEW YORK TAX-FREE FUNDS
Vanguard New York Long-Term Tax-Exempt Fund
Vanguard New York Tax-Exempt Money Market Fund

The following series of VANGUARD OHIO TAX-FREE FUNDS
Vanguard Ohio Long-Term Tax-Exempt Fund
Vanguard Ohio Tax-Exempt Money Market Fund

The following series of VANGUARD PENNSYLVANIA TAX-FREE FUNDS
Vanguard Pennsylvania Long-Term Tax-Exempt Fund
Vanguard Pennsylvania Tax-Exempt Money Market Fund

The following series of VANGUARD QUANTITATIVE FUNDS
Vanguard Growth and Income Fund

The following series of VANGUARD STAR FUNDS
Vanguard STAR Fund

The following series of VANGUARD VARIABLE INSURANCE FUNDS
Balanced Portfolio
Diversified Value Portfolio
Equity Index Portfolio
High Yield Bond Portfolio
Mid-Cap Index Portfolio
REIT Index Portfolio
Small Company Growth Portfolio

The following series of VANGUARD WORLD FUND
FTSE Social Index Fund

IN WITNESS WHEREOF, each of the parties hereto has caused this Schedule to be executed in its name and on behalf of such Funds on May 8, 2015

FUNDS	STATE STREET BANK AND TRUST COMPANY
By: [signature]	By: [signature]
Name: Jean E. Drabick	Name: Gunjan Kedia
Title: Assistant Treasurer	Title: Executive Vice President